Exhibit 99(h)(1)

NORTHSTAR CORPORATE INCOME FUND-T

Up to $189,376,000 in Common Shares, $0.001 par value per share

FORM OF DEALER MANAGER AGREEMENT

, 2016

NorthStar Securities, LLC

Ladies and Gentlemen:

NorthStar Corporate Income Fund-T, a Delaware statutory trust (the “Fund”), has registered for public sale a maximum of $189,376,000 in common shares, $0.001 par value per share (the “Offered Shares” or “Shares”), to be issued and sold (the “Offering”) at net asset value per Share, plus an estimated amount for organizational and offering expenses, plus selling commissions and dealer manager fees, to the public on a “best efforts” basis through you (the “Dealer Manager”) as the managing dealer and the broker-dealers participating in the Offering (the “Participating Dealers”).

The Fund agrees with you, the Dealer Manager, as follows:

1.	Representations and Warranties of the Fund.

The Fund hereby adopts this Dealer Manager Agreement (this “Agreement”) and represents and warrants to the Dealer Manager and each Participating Dealer with whom the Dealer Manager has entered into or will enter into a Participating Dealer Agreement (the “Participating Dealer Agreement”) substantially in the form attached as Exhibit A to this Agreement, as of the date hereof and at all times during the Offering Period, as that term is defined in Section 5.1, provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Fund only make such representations and warranties as of such date or dates as follows:

1.1	Compliance with Registration Requirements.

(a)          A registration statement on Form N-2, including a preliminary prospectus, for the registration of the Offered Shares has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission” or “SEC”) promulgated thereunder (the “Securities Act Regulations”), and the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “1940 Act”) covering the Fund and the Shares. Such registration statement was initially filed by the Fund with the Commission on July 31, 2015 (File No. 333-208211) (the “Registration Statement”).  The Fund has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof and will file such additional amendments and supplements thereto as may hereafter be required.  As used in this Agreement, the term “Registration Statement” means the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), as amended through the date hereof, except that, if the Fund files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the Commission at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Fund pursuant to Rule 497 of the Securities Act Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall also include any amendment or supplement thereto; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission.

(b)          The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date or Filing Date, as the case may be, comply in all material respects with the Securities Act, the Securities Act Regulations and the 1940 Act; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Fund by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.2	Good Standing of the Fund.

(a)          The Fund is a statutory trust duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

(b)          The Fund has qualified to do business and is in good standing in every jurisdiction in which the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Fund (a “Material Adverse Effect”).

1.3	Description of Securities.

The Shares conform in all material respects to the description of the Shares contained in the Registration Statement. The authorized, issued and outstanding Shares as of the date hereof are as set forth in the Registration Statement under “Description of Capital Structure.” As of the date hereof, all the issued and outstanding Shares are fully paid and non-assessable.

1.4	Absence of Defaults and Conflicts.

(a)          The Fund is not in violation of its declaration of trust or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not violate the terms of or constitute a breach or default under: (i) its declaration of trust or bylaws; or (ii) any material agreement to which the Fund is a party; or (iii) any law, rule or regulation applicable to the Fund; or (iv) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund except, in the cases of clauses (ii), (iii) and (iv), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.5	Operation as a Closed-End Management Investment Company.

The Fund is registered with the Commission under the 1940 Act as a closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of its knowledge, threatened by the Commission, and is in compliance in all material respects with the applicable terms and conditions of the Securities Act, the 1940 Act and the Securities Act Regulations. No

person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in compliance with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). Except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Dealer Manager. The Fund’s current and contemplated business operations and investments are and will be in compliance in all material respects with the provisions of the 1940 Act and the applicable rules and regulations of the SEC promulgated thereunder, except as will not result, individually or in the aggregate, in a Material Adverse Effect. The provisions of the Fund’s declaration of trust and bylaws and the investment objectives, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the 1940 Act and the applicable rules and regulations of the SEC promulgated thereunder.

1.6	Absence of Further Requirements.

As of the date of this Agreement, no filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Fund of their respective obligations under this Agreement or in connection with the issuance and sale by the Fund of the Offered Shares, except such as may be required under the Securities Act, the 1940 Act, the rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook, which currently consists of rules promulgated by FINRA (the “FINRA Rules”), or applicable state securities laws or where the failure to obtain such consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency would not have a Material Adverse Effect.

1.7	Absence of Proceedings.

As of the date of this Agreement, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and the Fund has received no notice to the effect that any proceeding for that purpose has been instituted or is pending before or threatened by the SEC under the Securities Act. There are no actions, suits or proceedings pending or, to the knowledge of the Fund, threatened against either the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.8	Financial Statements.

The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Fund, as of the date specified, in conformity with generally accepted accounting principles applied in the United States and on a consistent basis and in conformity with Regulation S-X of the commission. No other financial statements or schedules are required by Form N-2 or under the Securities Act Regulations to be included in the Registration Statement, the Prospectus, or any preliminary prospectus.

1.9	Chief Compliance Officer

The Fund has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Trustees of the Fund has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 under the 1940 Act and is in compliance in all material respects with such Rule.

1.0	Independent Accountants.

, or such other independent registered public accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, shall be as of the applicable Effective Date or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, independent public accountants with respect to the Fund within the meaning of the Securities Act and the Securities Act Regulations.

1.11	No Material Adverse Change in Business.

Since the respective dates as of which information is provided in the Registration Statement and the Prospectus or any amendments or supplements thereto, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Fund, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Fund which could reasonably result in a Material Adverse Effect.

1.12	Material Agreements.

Each of this Agreement, the Participating Dealer Agreement, the Fund’s Declaration of Trust and its Bylaws, the Investment Advisory Agreement, dated            , 201_ (the “Advisory Agreement”), by and between the Fund and NSAM B-CEF Ltd, a Bermuda company (the “Adviser”), as investment adviser thereunder, and the Sub-Advisory Agreement, dated             201_, (the “Sub-Advisory Agreement”), by and among the Fund, Adviser, and OZ Institutional Credit Management LP, a Delaware limited partnership (the “Sub-Adviser”), as sub-adviser thereunder, and the Administration Agreement, dated            , 201_, by and between the Fund and NSAM B-CEF Ltd, as administrator thereunder, comply in all material respects with all applicable provisions of the Securities Act, the Securities Act Regulations, and the 1940 Act, and all approvals of such documents required under the 1940 Act by the Fund’s shareholders and/or Board of Trustees have been obtained and are in full force and effect. There are no contracts or other documents required by the Securities Act, the Securities Act Regulations or the 1940 Act to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required.

1.13	Adviser and Sub-Adviser.

The Adviser and Sub-Adviser are each duly registered as an investment adviser under the Advisers Act and are not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement or the Sub-Advisory Agreement, as the case may be, as an investment adviser to the Fund as contemplated by the Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser and Sub-Adviser, threatened by the SEC.

1.14	Reporting and Accounting Controls.

The Fund has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Fund in supplements to the Prospectus and amendments to the Registration Statement under the Securities Act, the Securities Act Regulations or the 1940 Act, the reports that it files or submits under the Securities Act, the Securities Act Regulations and the 1940 Act and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Fund’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Fund makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund.  The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  To the Fund’s knowledge, neither the Fund nor any employee or agent thereof, has made any payment of funds of the Fund, or received or retained any funds, and no funds of the Fund, have been set aside to be used for any payment, in material violation of any law, rule or regulation applicable to the Fund.

1.15	Material Relationships.

No relationship, direct or indirect, exists between or among the Fund on the one hand, and the trustees, officers, security holders of the Fund, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

1.16	Advertising and Sales Materials.

All advertising and supplemental sales literature prepared or approved by the Fund, the Adviser, or the Sub-Adviser, whether designated solely for “broker-dealer use only” or otherwise, to be used or delivered by the Fund, the Adviser, the Sub-Adviser, or the Dealer Manager in connection with the Offering (the “Authorized Sales Materials”) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or to make the statements therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading.

1.17	Authorized Use of Trademarks.

Any required consent and authorization has been obtained for the use of any trademark or service mark in any advertising and supplemental sales literature or other materials delivered by the Fund, the Adviser, or the Sub-Adviser, as the case may be, to the Dealer Manager or approved by the Fund, the Adviser, or the Sub-Adviser, as the case may be, for use by the Dealer Manager and, to the Fund’s knowledge, its use does not constitute the unlicensed use of intellectual property.

1.18	Foreign Corrupt Practices.

Neither the Fund nor, to the knowledge of the Fund, any director, officer, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.19	Sarbanes-Oxley Act.

The Fund has, and, to the knowledge of the Fund, all of the Fund's directors or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

2.	Covenants of the Fund.

The Fund hereby covenants and agrees with the Dealer Manager as follows:

2.1	Compliance with Securities Laws and Regulations.

The Fund will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act or the 1940 Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Fund will promptly notify the Dealer Manager and, to the extent the Fund determines such action is in the best interest of the Fund, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2	Delivery of Registration Statement, Prospectus and Sales Materials.

The Fund will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request.  The Fund will similarly furnish to the Dealer Manager and others designated by the Dealer

Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; and (b) the Authorized Sales Materials.

2.3	Blue Sky Qualifications.

The Fund will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Offering.  In connection therewith, the Fund will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Fund with any information required for such filings or reports that is in the Dealer Manager’s possession.  The Fund will furnish to the Dealer Manager a blue sky memorandum, prepared and updated from time to time by counsel to the Fund, naming the Qualified Jurisdictions.  The Fund will notify the Dealer Manager promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect.  The Fund will file and obtain clearance of the Authorized Sales Material to the extent required by applicable Securities Act Regulations and state securities laws, except where the failure to obtain such approval would not result in a Material Adverse Effect, and the Dealer Manager will make filings of Sales Materials with FINRA required to be made by the Dealer Manager as a member firm.

2.4	Material Disclosures.

If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Fund, the Prospectus would include an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Fund will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.13 hereof until such time as the Fund, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplemental or amended Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of the Securities Act.

2.5	Qualification as Regulated Investment Company.

The Fund intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Fund as a regulated investment company. The Fund will elect to be treated as a regulated investment company under the Code at such time as it so qualifies and will direct the investment of the proceeds of the offering of the Shares in such a manner, and will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.

2.6	No Manipulation of Market for Securities.

The Fund will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Offered Shares in violation of federal or state securities laws.

2.7	Use of Proceeds.

The Fund will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus under “Use of Proceeds”.

2.8	Transfer Agent.

The Fund will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

3.	Payment of Expenses and Fees.

3.1	Fund Expenses.

Subject to the limitations described below, the Fund agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Fund’s legal counsel, independent public or certified public accountants and other advisers; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Fund shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of personnel of the Adviser and the Sub-Adviser in making road show presentations and presentations to Participating Dealers and other broker-dealers and financial advisers with respect to the offering of the Offered Shares; and (h) the performance of the Fund’s other obligations hereunder. Notwithstanding the foregoing, the Adviser and not the Fund shall be responsible for the costs and expenses described in this Section 3.1 to the extent that payment of such expenses would cause the aggregate of the Fund’s “organization and offering expenses” as defined in the Prospectus to exceed 1.0% of the gross proceeds from the sale of the Shares.

3.2	Dealer Manager Expenses.

In addition to payment of the Fund expenses as provided under Section 3.1, the Fund shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (b) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Fund, industry sponsored conferences and informational seminars; (c) due diligence expenses; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Fund pursuant to this Section 3.2 which would cause the total underwriting compensation paid in connection with the Offering to exceed 8% of the gross proceeds from the sale of Shares.

3.3	Due Diligence Expenses.

In addition to reimbursement as provided under Section 3.2, the Fund shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Dealer up to 0.05% of the aggregate proceeds raised in the offering; provided, however, that no due diligence expenses shall be reimbursed by the Fund pursuant to this Section 3.3 which would cause the aggregate of all Fund expenses described in Section 3.1, all underwriting compensation paid to the Dealer Manager and any Participating Dealer and the due diligence expenses paid pursuant to this Section 3.3 to exceed 8.0% of the gross proceeds from the sale of the Shares.  Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Fund’s offices to verify information relating to the Funds.  The Dealer Manager or any Participating Dealer shall provide a detailed and itemized invoice to the Fund for any such due diligence expenses.

4.	Representations, Warranties and Covenants of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Fund as of the date hereof and at all times during the Offering Period as that term is defined below (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

4.1	Good Standing of the Dealer Manager.

The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Dealer Manager and is a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

4.2	Compliance with Applicable Laws, Rules and Regulations.

The Dealer Manager (a) is a member of FINRA in good standing, and (b) it and its employees and representatives who will perform services hereunder have all required licenses and registrations to act under this Agreement.  With respect to its participation and the participation by each Participating Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Dealer Agreement, each Participating Dealer shall have agreed, to comply with any applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), applicable state securities or blue sky laws, and all applicable FINRA Rules.

4.3	AML Compliance.

The Dealer Manager has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Rules, and SEC rules and regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares.  In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Fund, provide a certification to the Fund that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

4.4	Accuracy of Information.

The Dealer Manager represents and warrants to the Fund, and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Fund by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.5	Suitability.

(a)          The Dealer Manager will offer the Offered Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing by the Fund that the Offered Shares are qualified for sale or that such qualification is not required.  Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer the Offered Shares and will not permit any of its registered representatives to offer the Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction.  In offering the Offered Shares, the Dealer Manager will comply with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

(b)          The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell the Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under all of the following: (i) applicable provisions of the Prospectus; (ii) applicable laws of the jurisdiction of which such investor is a resident; and (iii) applicable FINRA Rules.  The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of the Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Fund) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Fund, (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Offered Shares in the amount proposed, including loss and potential lack of liquidity of such investment, and (iii) an investment in Shares is otherwise suitable for such investor.  The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in the Offered Shares of each proposed investor solicited by a person associated with the Dealer Manager by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established.  The Dealer Manager agrees to retain such documents and records in the Dealer Manager’s records for a period of six years from the date of the applicable sale of the Offered Shares, to otherwise comply with the record keeping requirements provided in Section 4.6 below and to make such documents and records available to (i) the Fund upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.  The Dealer Manager shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and such customer’s completed and executed Subscription Agreement (as defined in Section 6 herein).

4.6	Recordkeeping.

The Dealer Manager agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  The Dealer Manager further agrees to keep such records with respect to each customer who purchases Shares, the customer’s suitability and the amount of Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Fund.

4.7	Customer Information. The Dealer Manager shall:

(a)          abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act (the “GLB Act”); (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)          refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)          determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Participating Dealers (the “List”) to identify customers that have exercised their opt-out rights.  In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

4.8	Resale of Offered Shares.

The Dealer Manager agrees, and each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Dealer’s participation in any resales or transfers of the Offered Shares.  In addition, the Dealer Manager agrees, and each Participating Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Dealer will fully comply with all applicable FINRA Rules and any other applicable federal or state laws.

4.9	Blue Sky Compliance.

The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions.  No Offered Shares shall be offered or sold for the account of the Fund in any other states or foreign jurisdictions.

4.10	Distribution of Prospectuses.

The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.

4.11	Authorized Sales Materials.

The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials.

4.12	Materials for Broker-Dealer Use Only.

The Dealer Manager represents and warrants to the Fund that it will not use any sales literature not authorized and approved by the Fund or use any “broker-dealer use only” materials with members of the public in connection with offers or sales or the Offered Shares.

4.13	Suspension or Termination of Offering.

The Dealer Manager agrees, and will require that each of the Participating Dealers agree, to suspend or terminate the offering and sale of the Offered Shares upon request of the Fund at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Fund.

5.	Sale of Offered Shares.

5.1	Exclusive Appointment of Dealer Manager.

The Fund hereby appoints the Dealer Manager as its exclusive agent and managing dealer during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit, and to cause Participating Dealers to solicit, purchasers of the Offered Shares at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus, and the Dealer Manager agrees to use its best efforts to procure purchasers of the Offered Shares during the Offering Period.  The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer

Manager’s sole option, by any Participating Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Dealer Agreement with such Participating Dealer.  The Dealer Manager hereby accepts such agency and agrees to use its best efforts to sell the Offered Shares on said terms and conditions.

5.2	Compensation.

(a)          Selling Commissions.  Except as described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5.2, the Fund will pay to the Dealer Manager selling commissions in an amount up to 2.0% of the selling price of each Share for which a sale is completed, all of which will be reallowed to the Participating Dealer who sold the Shares giving rise to such commissions, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer; provided, however, that no commissions described in this clause (a) shall be payable in respect of the purchase of Shares sold: (i) through an investment advisory representative affiliated with a Participating Dealer who is paid on a fee-for-service basis by the investor; (ii) by a Participating Dealer (or such Participating Dealer’s registered representatives and their family members), in its individual capacity, or by a retirement plan of such Participating Dealer (or such Participating Dealer’s registered representatives); or (iii) by an officer, trustee or employee of the Fund, the Adviser, the Sub-Adviser or their respective affiliates.  The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any distribution reinvestment plan (“DRP”) Shares.

(b)          Dealer Manager Fee.  Except as described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5.2, the Fund will pay to the Dealer Manager a dealer manager fee in an amount up to 2.0% of the selling price of Share for which a sale is completed (the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Participating Dealer, the assistance of such Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering Period; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Shares by an officer or director of the Fund, or by officers and employees the Adviser, the Sub-Adviser, or their respective affiliates. If such additional compensation is paid, then the dealers receiving the compensation may have additional responsibilities under the securities laws.

(c)          Other Discounts. Dealer Manager may, at its sole discretion, enter into an agreement with a Participating Dealer whereby such Participating Dealer may offer investors reduced selling commissions and/or dealer manager fees. The specific terms of any such arrangement will be subject to negotiation between the Dealer Manager and the Participating Dealer.

(d)          Distribution and Servicing Fee. Beginning the first calendar month after the close of the Offering, Shares will be subject to a distribution fee (the “Distribution and Servicing Fee”) at an annualized rate of 1.0% of the NAV per Share in order to compensate the Dealer Manager and Participating Dealer for services and expenses related to the marketing, sale and distribution of the Fund. The Fund will cease paying the Distribution and Servicing Fee at the earlier of: (i) the date at which the underwriting compensation from all sources, including the Distribution and Servicing Fees and underwriting compensation paid by the Fund and shareholders, equals 8.0% of the gross proceeds from the offering excluding proceeds from Share sales pursuant to the DRP; (ii) the date when the Distribution and Shareholder Servicing Plan terminates or is not continued, or (iii) the date at which a Liquidity Event occurs.

5.3	Obligations to Participating Dealers.

The Fund will not be liable or responsible to any Participating Dealer for direct payment of commissions or any reallowance of the Dealer Manager Fee to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the Dealer Manager Fee to Participating Dealers.  Notwithstanding the above, the Fund, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions or reallowance of the Dealer Manager Fee to such Participating Dealers without incurring any liability therefor.

6.	Submission of Orders.

The submission of orders for the purchase of Shares shall proceed as follows:

(a)          Each person desiring to purchase Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as an appendix to the Prospectus (the “Subscription Agreement”) and to deliver to the Dealer Manager or Participating Dealer, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of the then-current offering price per Share as described above.  There shall be a minimum initial purchase by any one purchaser of $4,000 Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Fund to the Dealer Manager). Minimum subsequent purchases of Shares shall be $500 per transaction.  Those purchasers who purchase Shares will be instructed by the Processing Broker-Dealer to make their checks payable to “NorthStar Corporate Income Fund-T.”

(b)          The Processing Broker-Dealer receiving a Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following receipt by the Processing Broker-Dealer of such materials.  Subscription Agreements and instruments of payment received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(i) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Fund or to such other account or agent as directed by the Fund; and

(ii) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer.  The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Fund or to such other account or agent as directed by the Fund.

(c)          Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Fund.  The Processing Broker-Dealer shall furnish to the Fund with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

7.	Indemnification.

7.1	Indemnified Parties Defined.

For the purposes of this Section 7, an entity’s “Indemnified Parties” shall include such entity’s officers, directors/trustees, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

7.2	Indemnification of the Dealer Manager and Participating Dealers.

The Fund will indemnify, defend (subject to Section 7.6) and hold harmless the Dealer Manager and the Participating Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act, the 1940 Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Fund, any material breach of a covenant contained herein by the Fund, or any material failure by the Fund to perform its obligations hereunder or to comply with state or federal securities laws applicable (which, for the avoidance of doubt include the 1940 Act) to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, and the Fund will reimburse each Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Fund by the Dealer Manager or (y) to the Fund, or the Dealer Manager by or on behalf of any Participating Dealer, in each case expressly for use in the Registration Statement or any post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto.  This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 7.2 is further limited to the extent that no such indemnification by the Fund or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the Offered Shares were offered or sold as to indemnification for violations of securities laws.

7.3	Dealer Manager Indemnification of the Fund.

The Dealer Manager will indemnify, defend and hold harmless the Fund, its respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Dealer Manager not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, or (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any material violation by the Dealer Manager of this Agreement, or (g) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, the rules and regulations promulgated under the Exchange Act (the “Exchange Act Regulations”) and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA Rules or Exchange Act Regulations.  The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

7.4	Participating Dealer Indemnification of the Fund.

By virtue of entering into the Participating Dealer Agreement, each Participating Dealer severally will agree to indemnify, defend and hold harmless the Fund, the Adviser, the Sub-Adviser, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Fund, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Dealer Agreement.

7.5	Action Against Parties; Notification.

Promptly after receipt by any indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 7.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

7.6	Reimbursement of Fees and Expenses.

An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)          In the case of the Fund indemnifying the Dealer Manager, the advancement of the funds of the Fund to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund; (ii) the legal action is initiated by a third party who is not a stockholder of the Fund or the legal action is initiated by a stockholder of the Fund acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Fund, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b)          In any case of indemnification other than that described in Section 7.6(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

8.	Survival of Provisions.

The respective agreements, representations and warranties of the Fund and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Fund, or any person controlling the Fund; and (b) the delivery of payment for the Offered Shares.  Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 7, 8, 9, 10, 11, 12, 13, 14 and 15, all of which will survive the termination of this Agreement.

9.	Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of New York applicable to agreements to be made and performed entirely in said state.  Venue for any action brought hereunder shall lie exclusively in New York, New York.

10.	Counterparts.

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

11.	Entire Agreement.

This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

12.	Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

13.	Successors and Amendment.

13.1	Successors.

This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Fund and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 1, 5, and 7 hereof.  Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

13.2	Assignment.

Neither the Fund, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Fund, acting together, on the other hand.

13.3	Amendment.

This Agreement may be amended only by the written agreement of the Dealer Manager and the Fund.

14.	Term and Termination.

14.1	Termination; General.

This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice.  In any case, this Agreement shall expire at the close of business on the Termination Date.

14.2	Dealer Manager Obligations Upon Termination.

The Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Fund for the deposit of investor funds, (b) promptly deliver to the Fund all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (c) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (d) notify Participating Dealers of such termination.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The Dealer Manager shall use its best efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

14.3	Fund Obligations Upon Termination.

Upon expiration or termination of this Agreement, the Fund shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 5 hereof at such time as such compensation becomes payable.

15.	Confirmation.

The Fund hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Fund.  Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Dealer Manager.

16.	Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Fund:	NorthStar Corporate Income Fund-T
399 Park Avenue, 18th Floor

New York, New York 10022
Facsimile: (212) 547-2700
Attention: General Counsel

If to the Dealer Manager:	NorthStar Securities, LLC
5299 DTC Boulevard, Suite 900
Greenwood Village, Colorado 80111
Attention: President

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

[SIGNATURES ON FOLLOWING PAGE]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“FUND”

NORTHSTAR CORPORATE INCOME FUND-T

By:
				Name:	Daniel R. Gilbert

				Title:	Chairman of the Board of Trustees, Chief Executive Officer and President

By:

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

NORTHSTAR SECURITIES, LLC

By:
Name:

	Title:	President